Exhibit 10.2

GENERAL RELEASE

1.	GENERAL RELEASE OF ALL CLAIMS

The undersigned individual (the “Executive”) hereby irrevocably releases and forever discharges any and all known and unknown liabilities, debts, obligations, causes of action, demands, covenants, contracts, liens, controversies and any other claim of whatsoever kind or nature that the Executive ever had, now has or may have in the future against Blyth, Inc. or PartyLite Worldwide, Inc (collectively the “Company”), its stockholders, subsidiaries, affiliates, successors, assigns, officers, directors, attorneys, fiduciaries, representatives, employees, licensees, agents and assigns (the “Releasees”), to the extent arising out of or related to the performance of any services to or on behalf of the Company or the termination of those services and excepting however claims for payments, benefits or entitlements preserved by the Retention and Severance Agreement dated as of December 17, 2010, between the Company and the Executive (the “Retention Agreement”) all of which are reserved and excepted from the scope of this General Release, including without limitation: (i) any such claims arising out of or related to any federal, state and/or local labor or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964, the Equal Pay Act, the Older Workers Benefit Protection Act, the Rehabilitation Act, the Jury Systems Improvement Act, the Uniformed Services Employment and Reemployment Rights Act, the Vietnam Era Veterans Readjustment Assistance Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Connecticut Fair Employment Practices Act, the Connecticut Human Rights and Fair Opportunities Act, the Connecticut Equal Pay Law, the Connecticut Family and Medical Leave Law, Connecticut wage and hour laws, the Connecticut Whistleblower Protection Law and any other employee protective law of any jurisdiction that may apply and/or any claim for attorneys’ fees or costs; (ii) any and all other such claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules, regulations or executive orders; or (iii) any and all such claims arising from any common law right of any kind whatsoever, including, without limitation, any claims for any kind of tortious conduct, promissory or equitable estoppel, defamation, breach of the Company’s policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay, in whole or part, any compensation of any kind whatsoever (collectively, “Executive’s Claims”).

Execution of this Release by the Executive operates as a complete bar and defense against any and all of the Executive’s Claims against the Company and/or the other Releasees other than any claims under the Retention Agreement.  If the Executive should hereafter assert any Executive’s Claims in any action or proceeding against the Company or any of the Releasees, as applicable, in any forum, this Release may be raised as and shall constitute a complete bar to any such action or proceeding and the Company and/or the Releasees shall be entitled to recover from the Executive all costs incurred, including attorneys’ fees, in defending against any such Executive’s Claims.

2.	RIGHTS AND CLAIMS PRESERVED

Nothing in this General Release prevents the Executive from filing a charge with the United States Equal Employment Opportunity Commission (“EEOC”) or from cooperating with the EEOC; however, that the Executive understands and agrees that she shall not accept, and shall not be entitled to retain, any compensation or other relief recovered by the EEOC on her behalf as a result of such charge with respect to any matter covered by this General Release.  Nothing in this General Release prevents the Executive from filing a lawsuit challenging the validity of her waiver of federal age discrimination claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

Executive acknowledges that she is aware that she may later discover facts in addition to or different from those which she now knows or believes to be true with respect to the subject matter of this Release, but it is her intention to fully and finally forever settle and release any and all claims, matters, disputes, and differences, known or unknown, suspected and unsuspected, which now exist, may later exist or may previously have existed between the parties to the extent set forth in the first paragraph hereof, and that in furtherance of this intention this Release shall be and remain in effect as a full and complete general release to the extent set forth in the first paragraph herein, notwithstanding discovery or existence of any such additional or different facts.

The Executive acknowledges and agrees that she will continue to be bound by the provisions of Section 6 of the Retention Agreement and any other agreements between her and the Company.

3.	OPPORTUNITY FOR REVIEW

The Executive acknowledges that she has had a reasonable opportunity to review and consider the terms of this Release for a period of at least 21 days, that she understands and has had the opportunity to receive counsel regarding her respective rights, obligations and liabilities under this Release and that to the extent that the Executive has taken less than 21 days to consider this Release, the Executive acknowledges that she has had sufficient time to consider this Release and to consult with counsel and that she does not desire additional time to consider this Release.  As long as the Executive signs and delivers this Release within such 21 day time period, she will have seven days after such delivery to revoke her decision by delivering written notice of such revocation to the Company.  If the Executive does not revoke her decision during that seven-day period, then this Release shall become effective on the eighth day after being delivered by the Executive.  The Executive agrees that her revocation of this Release will result in the forfeiture of her right to receive payments under the Retention Agreement but will not relieve her of her obligations under the Retention Agreement.

4.	BINDING EFFECT

This Release is binding on the Executive’s heirs and personal representative.

5.	GOVERNING LAW; ARBITRATION; MISCELLANEOUS

The provisions of Sections 7 and 8 of the Retention Agreement shall be deemed incorporated into this Release as if fully set forth herein.

BLYTH, INC.
Date: December 30, 2011	By: /s/ Anne M. Butler
Name: Anne M. Butler